THE BANK OF
NEW YORK
 NEW YORKS FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

May 3, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts for Ordinary
Shares, par value 0.025
Russian Ruble each of
Lukoil (File No. 333-
102703)


***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs)
are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Lukoil.

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

Effective May 4, 2005, the ratio on the
American Depositary Share (ADS)
evidenced by American Depositary
Receipt (ADR) has been changed from
one (1) ADS equals four (4) Deposited
Shares to one (1) ADS equals one (1)
Deposited Share.

Attached to this letter is a copy of a
letter from Lukoil to The Bank of New
York requesting that the Ratio be
changed.

Please contact me with any questions or
comments at (954) 255-5137.


By:	/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President


Encl.


675934-1